Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Third Quarter 2025 Results
Continued Managed Services Revenue Growth and Focused Expense Management Drives Net Income Levels
Company Reaffirms 2025 Financial Guidance

Plano, Tx. (October 29, 2025) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the third quarter ended September 30, 2025. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on December 9, 2025, to stockholders of record on November 18, 2025.
Recent Highlights:
•Year-to-date net income and adjusted EBITDA up 14.4% and 0.8%, respectively, from the prior year period
•Through the first nine months of 2025 software operations bookings included 59 six- and seven-figure customer contracts, consistent with prior year levels
•Software backlog totaled $60.9 million at September 30, 2025, as the Company continues to focus on multi-year and managed services bookings
•Third quarter 2025 wireless average revenue per unit (ARPU) was $8.19, up more than 3.0% on a year-over-year basis
•Wireless quarterly net churn improves to 1.4%, a 20-basis point improvement from the prior quarter
•Capital returned to stockholders in the third quarter of 2025 totaled $6.4 million
•Research and development costs totaled $9.1 million through the first nine months of 2025, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth
•Cash and cash equivalents balance of $21.4 million at September 30, 2025, and no debt

Spok.com

Exhibit 99.1
NEWS RELEASE
"Spok continues to execute at a high level and we remain confident in our full year financial projections,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “Our focus is to generate cash flow and return capital to stockholders, while responsibly investing for future growth. On a year-to-date basis, we have done and will continue to do so. We also continue to make progress in key performance areas, including net income and cash generation, wireless ARPU trends, software revenue growth and backlog levels. We were able to accomplish this while continuing to invest in our Spok Care Connect and Wireless solutions. Through the first nine months of the year, we have invested more than $9 million in our world-class product platform and believe that these investments will create shareholder value into the future.

"Spok continues its proud legacy of balancing the necessary investments in our products and infrastructure with returning capital to our stockholders," continued Kelly. "In the third quarter, we generated more than $6.6 million of adjusted EBITDA and returned the majority of that amount to our stockholders in the form of our regular quarterly dividend. After hitting its low point in the first quarter due to seasonal working capital needs, our cash balances continued to grow in the third quarter, totaling nearly $21.4 million at September 30, 2025. All else remaining equal, we expect cash balances to continue to grow through the remainder of the year.

"Based on our performance in the first nine months of 2025, and our visibility into our very robust product sales pipeline, we are reiterating our full year 2025 guidance estimates for revenue and adjusted EBITDA," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
Revenue
Wireless revenue
Paging revenue	$16,917	$17,605	(3.9)%	$51,716	$53,208	(2.8)%
Product and other revenue	877	656	33.7%	2,992	1,945	53.8%
Total wireless revenue	$17,794	$18,261	(2.6)%	$54,708	$55,153	(0.8)%

Software revenue
License	1,076	2,042	(47.3)%	6,101	6,365	(4.1)%
Professional services - projects	$3,649	$3,871	(5.7)%	$11,951	$11,114	7.5%
Professional services - managed services	1,807	964	87.4%	4,642	2,032	128.4%
Hardware	393	395	(0.5)%	1,090	1,113	(2.1)%
Maintenance and subscription	9,148	9,337	(2.0)%	27,355	27,984	(2.2)%
Total software revenue	$16,073	$16,609	(3.2)%	$51,139	$48,608	5.2%
Total revenue	$33,867	$34,870	(2.9)%	$105,847	$103,761	2.0%

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands)	2025	2024	Change (%)	2025	2024	Change (%)
GAAP
Operating expenses	$29,508	$29,909	(1.3)%	$90,078	$89,434	0.7%
Net income	$3,203	$3,660	(12.5)%	$12,951	$11,321	14.4%
Cash and cash equivalents (as of period end)	$21,379	$27,830	(23.2)%	$21,379	$27,830	(23.2)%
Capital returned to stockholders	$6,437	$6,330	1.7%	$20,861	$20,045	4.1%

Non-GAAP
Adjusted operating expenses	$28,479	$28,509	(0.1)%	$87,259	$85,123	2.5%
Adjusted EBITDA	$6,610	$7,534	(12.3)%	$22,303	$22,118	0.8%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended September 30,			For the nine months ended September 30,
(Dollars in thousands, excluding units in service and ARPU)	2025	2024	Change (%)	2025	2024	Change (%)
Key Statistics
Wireless units in service (000's) (as of period end)	684	730	(6.3)%	684	730	(6.3)%
Wireless average revenue per unit (ARPU)	$8.19	$7.95	3.0%	$8.19	$7.91	3.5%
Software operations bookings(1)	$4,442	$10,379	(57.2)%	$24,440	$26,959	(9.3)%
Software backlog (as of period end)(2)	$60,897	$63,579	(4.2)%	$60,897	$63,579	(4.2)%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $11.2 million and $5.3 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of September 30, 2025 and 2024, respectively.
Financial Outlook:
The Company also reiterated its financial guidance and expects the following for the full year 2025:

(Unaudited and in millions)	Current Guidance Full Year 2025
	From	To
Revenue
Wireless	$71.5	$73.5
Software	$66.5	$70.0
Total Revenue	$138.0	$143.5

Adjusted EBITDA	$28.5	$32.5
2025 Third Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, October 29, 2025, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, October 29, 2025, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/Spok_3Q_2025/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Outlook" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us

Spok.com

Exhibit 99.1
NEWS RELEASE
to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, the impact of trade disputes, tariffs and other trade protection measures, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised

Spok.com

Exhibit 99.1
NEWS RELEASE
software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other computer systems, hardware, software and satellite networks and telecommunications systems infrastructure (collectively, "IT Systems") and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Revenue:
Wireless	$17,794	$18,261	$54,708	$55,153
Software	16,073	16,609	51,139	48,608
Total revenue	33,867	34,870	105,847	103,761
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,359	7,133	21,902	21,435
Research and development	2,993	2,831	9,072	8,958
Technology operations	5,686	6,083	17,431	18,563
Selling and marketing	4,151	3,928	13,263	11,582
General and administrative	8,290	8,534	25,591	24,585
Depreciation and accretion	858	1,075	2,571	3,210
Severance and restructuring	171	325	248	1,101
Total operating expenses	29,508	29,909	90,078	89,434
% of total revenue	87.1%	85.8%	85.1%	86.2%
Operating income	4,359	4,961	15,769	14,327
% of total revenue	12.9%	14.2%	14.9%	13.8%
Interest income	193	264	668	908
Other income (expense)	28	(75)	784	(91)
Income before income taxes	4,580	5,150	17,221	15,144
Provision for income taxes	(1,377)	(1,490)	(4,270)	(3,823)
Net income	$3,203	$3,660	$12,951	$11,321
Basic net income per common share	$0.16	$0.18	$0.63	$0.56
Diluted net income per common share	$0.15	$0.18	$0.62	$0.55
Basic weighted average common shares outstanding	20,590,924	20,264,055	20,537,643	20,229,146
Diluted weighted average common shares outstanding	21,029,219	20,523,873	21,020,663	20,534,883
Cash dividends declared per common share	0.3125	0.3125	0.9375	0.9375

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	9/30/2025	12/31/2024

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$21,379	$29,145
Accounts receivable, net	25,691	21,950
Prepaid expenses	9,639	9,362
Other current assets	2,832	840
Total current assets	59,541	61,297
Non-current assets:
Property and equipment, net	5,800	5,952
Operating lease right-of-use assets	6,894	8,249
Goodwill	99,175	99,175
Deferred income tax assets, net	37,815	41,686
Other non-current assets	428	744
Total non-current assets	150,112	155,806
Total assets	$209,653	$217,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,332	$5,630
Accrued compensation and benefits	6,011	7,363
Deferred revenue	32,280	28,366
Operating lease liabilities	2,737	2,904
Other current liabilities	4,758	4,511
Total current liabilities	49,118	48,774
Non-current liabilities:
Asset retirement obligations	5,676	5,945
Operating lease liabilities	4,619	5,869
Other non-current liabilities	1,543	1,769
Total non-current liabilities	11,838	13,583
Total liabilities	60,956	62,357
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	106,776	105,736
Accumulated other comprehensive loss	(1,766)	(1,784)
Retained earnings	43,685	50,792
Total stockholders' equity	148,697	154,746
Total liabilities and stockholders' equity	$209,653	$217,103

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the nine months ended
	9/30/2025	9/30/2024
Operating activities:
Net income	$12,951	$11,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	2,571	3,210
Deferred income tax expense	3,885	3,624
Stock-based compensation	3,741	3,480
Gain on sale of domain name	(701)	—
Provisions for credit losses, service credits and other	755	450
Changes in assets and liabilities:
Accounts receivable	(4,498)	1,481
Prepaid expenses and other assets	(1,966)	(1,061)
Net operating lease liabilities	(62)	(48)
Accounts payable and other liabilities	(3,443)	(4,284)
Deferred revenue	4,192	2,342
Net cash provided by operating activities	17,425	20,515
Investing activities:
Purchases of property and equipment	(2,348)	(2,348)
Proceeds from sale of domain name	701	—
Net cash used in investing activities	(1,647)	(2,348)
Financing activities:
Cash distributions to stockholders	(20,861)	(20,045)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	142	130
Purchase of common stock for tax withholding on vested equity awards	(2,843)	(2,428)
Net cash used in financing activities	(23,562)	(22,343)
Effect of exchange rate on cash and cash equivalents	18	17
Net decrease in cash and cash equivalents	(7,766)	(4,159)
Cash and cash equivalents, beginning of period	29,145	31,989
Cash and cash equivalents, end of period	$21,379	$27,830
Supplemental disclosure:
Income taxes paid	$299	$298

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Account size ending units in service (000's)
1 to 100 units	37	38	39	40	41	42	43	44
101 to 1,000 units	113	116	121	120	125	128	135	142
>1,000 units	534	540	545	560	564	577	575	579
Total	684	694	705	720	730	747	753	765

Market segment as a percent of total ending units in service
Healthcare	84.1%	85.7%	85.5%	85.6%	85.7%	85.8%	86.1%	85.9%
Government	5.0%	4.0%	4.0%	4.0%	4.1%	4.4%	4.1%	4.2%
Large enterprise	3.7%	3.8%	3.8%	3.9%	4.0%	4.0%	3.9%	4.1%
Other(1)	7.2%	6.5%	6.7%	6.5%	6.2%	5.8%	5.9%	5.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.92	$12.88	$13.04	$13.08	$12.70	$12.51	$12.66	$12.57
101 to 1,000 units	9.83	9.72	9.64	9.60	9.19	9.06	9.14	9.16
>1,000 units	7.51	7.54	7.59	7.50	7.33	7.21	7.23	7.15
Total	$8.19	$8.20	$8.24	$8.16	$7.95	$7.84	$7.89	$7.84

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the nine months ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Operating expenses	$29,508	$29,909	$90,078	$89,434
Add back:
Depreciation and accretion	(858)	(1,075)	(2,571)	(3,210)
Severance and restructuring	(171)	(325)	(248)	(1,101)
Adjusted operating expenses	$28,479	$28,509	$87,259	$85,123

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the nine months ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Net income	$3,203	$3,660	$12,951	$11,321
Add back:
Provision for income taxes	1,377	1,490	4,270	3,823
Other income (expense)	(28)	75	(784)	91
Interest income	(193)	(264)	(668)	(908)
Depreciation and accretion	858	1,075	2,571	3,210
EBITDA	$5,217	$6,036	$18,340	$17,537
Adjustments:
Stock-based compensation	1,222	1,173	3,715	3,480
Severance and restructuring	171	325	248	1,101
Adjusted EBITDA	$6,610	$7,534	$22,303	$22,118